Exhibit 10.7

ASSET PURCHASE AGREEMENT

THIS AGREEMENT made the 1st day of October, 2015 (the "Effective Date").

BETWEEN:

BI-OPTIC VENTURES INC., of Suite 2200, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8

(the "Purchaser")

AND:

GROWTHSTAR TECHNOLOGIES INC., of Suite 7, 9079 Shaughnessy Street, Vancouver, British Columbia, V6P 6R9

("Growthstar")

AND:

ULTIMATE ENERGY SAVINGS CANADA INC., of Suite 7, 9079 Shaughnessy Street, Vancouver, British Columbia, V6P 6R9

("Ultimate Energy")

AND:

ROBERT HUSTON, of Suite 7, 9079 Shaughnessy Street, Vancouver, British Columbia, V6P 6R9

("Huston")

WHEREAS:

A.

Ultimate Energy operates a business in which it develops and markets LED lighting technology, for use by the agricultural industry, retail consumers, wholesale buyers and government agencies (the "Business");

B.

In connection with the operation of the Business, Ultimate Energy owns certain assets, some of which are listed in Schedule "A" hereto, and which include but are not limited to physical inventory and intellectual property, all of which are necessary for the ongoing operations of the Business (the "Assets");

C.

Huston is the sole shareholder of Ultimate Energy; and

D.

Ultimate Energy and Huston desire to sell the Assets to the Purchaser, in consideration for the payment of Cdn$60,000.00 cash (the "Purchase Price"), and the issuance of 1,500,000 common shares (the "Consideration Shares") of the Purchaser, to Ultimate Energy.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and of the premises, covenants and agreements herein set forth, and for the payment of Cdn$10.00 by the Purchaser to Growthstar, the parties hereto covenant and agree each with the other as follows:

1.

PURCHASE AND SALE

1.1

The Purchaser hereby agrees to acquire from Ultimate Energy, and subject to the terms and conditions in this Agreement, Ultimate Energy agrees to transfer to the Purchaser on the closing date (the "Closing Date"), all right, title and interest of Ultimate Energy in and to the Assets, and agrees that following the Closing Date the Purchaser shall have full right and authority to conduct the Business, subject to any necessary regulatory approvals.

1.2

In consideration for the Assets, on the Closing Date, the Purchaser agrees to pay to Ultimate Energy the Purchaser Price, and issue to Ultimate Energy the Consideration Shares.  The Purchaser agrees that funds representing the Purchase Price will be advanced to Ultimate Energy immediately upon execution of this Agreement, and Ultimate Energy directs that the Purchaser deliver such funds through a cheque made payable to "PCS Technologies Inc.".

1.3

Immediately upon execution of this Agreement, and until the Closing Date, the Purchaser shall have the right to inspect the Assets, at a location to be specified by Ultimate Energy.

1.4

Ultimate Energy acknowledges and agrees that, upon issuance, the Consideration Shares will be subject to restrictions on resale imposed by applicable securities law, and that any certificates evidencing such Consideration Shares will bear legends evidencing such restrictions.

2.

REPRESENTATIONS AND WARRANTIES OF ULTIMATE ENERGY, GROWTHSTAR, AND HUSTON

2.1

Each of Ultimate Energy, Growthstar, and Huston, with the knowledge and intent that the Purchaser is relying on such representations and warranties in entering into this Agreement, and acquiring the Assets, jointly and severally warrant and represent to the Purchaser as follows:

(a)

Each of Ultimate Energy and Growthstar has full right, power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(b)

Huston is the sole shareholder of each of Ultimate Energy and Growthstar;

(c)

all of the Assets are beneficially owned by Ultimate Energy;

(d)

the Assets are the only assets necessary for the ongoing operations of the Business;

(e)

on Closing, the Purchaser will have full right and authority to operate the Business, for the sole benefit of the Purchaser, except for such requirements as may be imposed by applicable laws;

(f)

to the extent applicable, the Assets are in good working order and are in a form ready for sale to end-consumers;

(g)

the addresses of Ultimate Energy, Huston, and Growthstar are as set forth in this Agreement;

(h)

Ultimate Energy has good and sufficient right and authority to transfer all legal and beneficial right, title, interest and ownership in and to the Assets, to the Purchaser without the consent of any other person, free and clear of any pre-emptive rights of first refusal or liens, charges or encumbrances whatsoever, in accordance with the terms hereof and this Agreement is a legal, valid and binding obligation of Ultimate Energy enforceable against Ultimate Energy in accordance with its terms; and

(i)

each of PCS Technologies Inc., Peter Dodge, Peter Versteeg and Alexis Mackintosh, have agreed not to compete with the Business, for a period of twenty-four (24) months from the Effective Date.

3.

COVENANTS OF ULTIMATE ENERGY, GROWTHSTAR, AND HUSTON

3.1

Each of Ultimate Energy, Huston, and Growthstar jointly and severally covenant and agree that they will:

(a)

from the execution of this Agreement until the Closing Date, not take or permit to be taken or suffer any action which would in any way impair or derogate from the right of the Purchaser to acquire on the Closing Date all right, title and interest, both real and beneficial, in and to the Assets, free and clear of all liens, charges and encumbrances whatsoever;

(b)

where the circumstances dictate, execute all undertakings, forms and any and all other documents which may be required in order to transfer the Assets to the Purchaser, or his nominee, on the Closing Date, and will comply with all requirements of all applicable regulatory authorities which may be reasonably necessary to obtain the approvals of such regulatory authorities to the transfer of the Assets, to the Purchaser, or his nominee;

(c)

with respect to each of Ultimate Energy and Growthstar, not, unless otherwise agreed to in writing by the Purchaser in its sole discretion, for a period of twenty-four (24) months following the Effective Date, directly or indirectly in any capacity, including without limitation as principal, agent, or partner, engage in any business that competes with the Business (the "Competitive Business"), or directly or indirectly be or become, or allow any of its directors or officers to be or become, a partner, promoter, agent, representative, advisor, investor, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become associated with, any entity that engages in the Competitive Business; and

(d)

take all such actions, and execute all such forms and documentation as are necessary, to assist the Purchaser in seeking a listing of its common shares on the Canadian Securities Exchange.

4.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1

The Purchaser, with the knowledge and intent that Ultimate Energy, Huston and Growthstar are relying on such representations and warranties in entering into this Agreement, hereby warrants and represents to Ultimate Energy, Huston, and Growthstar as follows:

(a)

the Purchaser has full right, power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(b)

the Purchaser's address is as set forth in this Agreement; and

(c)

the Purchaser has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and this Agreement is a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

5.

CLOSING CONDITIONS

5.1

The obligations of the Purchaser to carry out the terms of this Agreement and to complete the transactions contemplated herein is subject to the fulfilment, on or before the Closing Date, of each of the following conditions, each of which is for the benefit of the Purchaser, and may be waived by the Purchaser in its sole discretion:

(a)

the warranties and representations of  Ultimate Energy and Huston as set forth in section 2 of this Agreement shall be true and correct in every material respect on the Closing Date as if such warranties and representations had been made by Ultimate Energy and Huston on the Closing Date;

(b)

all covenants set forth in section 3 of this Agreement shall have been complied with;

(c)

the Purchaser being satisfied as to the condition of the Assets, and the title thereto;

(d)

Ultimate Energy shall have delivered to the Purchaser a certificate executed by Huston as of the Closing Date, confirming that the representations and warranties of Ultimate Energy set forth in this Agreement remain true and correct as of the Closing Date, as if made on the Closing Date, and that the list attached as Schedule "A" hereto remains a true and accurate list of the Assets to be acquired;

(e)

the Purchaser’s common shares having been accepted for listing on the Canadian Securities Exchange, and accepted for de-listing on the TSX Venture Exchange;

(f)

the Canadian Securities Exchange having approved the issuance of the Consideration Shares; and

(g)

Huston having agreed to act as a director and officer of the Purchaser, as evidencing by entering into an employment agreement with the Purchaser in the form attached as Schedule "B" hereto.

6.

CLOSING DATE

6.1

The Closing Date is, and the closing (the "Closing") of the transfer of the Assets contemplated by this Agreement will take place, at such time and place as the Purchaser shall elect.  At the Closing, Ultimate Energy shall transfer title to all Assets to the Purchaser, and the Purchaser shall deliver to Ultimate Energy a certificate evidencing the Consideration Shares.

6.2

For greater certainty, the Closing is conditional upon the prior satisfaction of the conditions set forth in section 5 of this Agreement.

6.3

Notwithstanding the Closing Date, for all purposes, Closing will be deemed to be and have been effective on the Effective Date, and all economic right, title, benefit and obligation, with respect to the Business and the Assets shall accrue to the Purchaser as of the Effective Date.

6.4

In the event the Closing has not occurred on or before January 31, 2016, the Purchaser shall have the right to demand repayment of the Purchase Price by Ultimate Energy, and upon delivery of such demand to Ultimate Energy, the Purchase Price shall be immediately due and payable to the Purchaser.

7.

GENERAL PROVISIONS

7.1

Time is and will be of the essence of each and every provision of this Agreement.

7.2

Each party will, at its own expense, execute and deliver all such further documents and instruments, given all such further assurances, and do all such acts and things as the other parties may, either before or after the Closing Date, reasonably require to carry out the full intent and meaning of this Agreement, but without payment of any consideration therefore.  The parties acknowledge that Ultimate Energy and Huston shall be jointly and severally responsible for all costs and expenses associated with the transfer of the Assets.

7.3

This Agreement contains the whole agreement between the Purchaser, Ultimate Energy, and Huston, in respect of the subject matter hereof and supersedes and replaces all prior negotiations, communications and correspondence.  There are no warranties, representations, terms conditions or collateral agreements, express or implied, statutory or otherwise, other than as expressly set forth in this Agreement.

7.4

This Agreement will enure to the benefit of and be binding upon each of the Purchaser, Ultimate Energy, and Huston and each of their respective heirs, successors, liquidators, executors and assigns.  The parties acknowledge that the Purchaser may assign any of his right, title or interest in, to or under this Agreement, including the right to receive the Assets and the benefit of any contractual covenants set forth herein, to any third-party, without the prior consent of Ultimate Energy or Huston.

7.5

This Agreement is being delivered in and is intended to be performed in British Columbia, and shall be construed and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein.  The parties irrevocably attorn to the jurisdiction of the courts of British Columbia and the venue for any actions or arbitrations arising out of this Agreement will be Vancouver, British Columbia.

7.6

Any notices, required or permitted to be given under this Agreement will be in writing and will be duly and properly given and received if delivered or telecopied, in each case addressed to the intended recipient at its respective address appearing on page one of this Agreement.

7.7

If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

7.8

Each of Ultimate Energy, Huston, and Growthstar acknowledge and agree that this Agreement has been prepared by legal counsel to the Purchaser, and that they have been advised to seek independent legal advice in connection with the entering into of this Agreement, and by executing this Agreement hereby acknowledge and declare that they have either sought the requisite legal advice or have waived their right thereto.

8.

COUNTERPARTS

8.1

This Agreement and any certificates or other writing delivered in connection herewith, may be executed in any number of counterparts and by facsimile or electronic means, with the same effect as if all parties had all signed the same documents, and all such counterparts and adopting instruments will be construed together and will constitute one and the same instrument.  The execution of this

Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.

WITNESSED BY: Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Robert Huston ROBERT HUSTON
ULTIMATE ENERGY SAVINGS CANADA INC. /s/ Robert Huston Per:___________________________________ Authorized Signatory		GROWTHSTAR TECHNOLOGIES INC. /s/ Robert Huston Per:___________________________________ Authorized Signatory
BI-OPTIC VENTURES INC. /s/ Michael Withrow Per:___________________________________ Authorized Signatory

[signature page to Asset Purchase Agreement]

Schedule "A"

DESCRIPTION OF ASSETS

Included Assets

•

All Assets associated with the operation of the Business.

•

All inventory held by Ultimate Energy, specifically including, but not limited to, all "Twilight" inventory which shall at a minimum include the following:

o

1X – 126 pieces

o

4X – 184 pieces

o

6X – 10 pieces

o

9X – 5 pieces

•

Certain miscellaneous lighting equipment held by Ultimate Energy, which shall at a minimum include the following:

o

LED Parking Garage light new – 1 piece

o

LED Parking Garage lights used in UESC trial – 4 pieces

o

LED High Bay – 1 piece

o

40wt LED wall pack – 1 piece

o

cases 6” retrofit Kit 6 pieces per case – 2 pieces

o

12” flush mount LED – 1 piece

o

LED down light 13wt – 6 pieces

o

LED retrofit 12 wt – 6 pieces

o

LED Flood bulb – 5 pieces

o

4” led – 2 pieces

o

2 pack 11wt – 1 piece

o

7wt mini flood – 7 pieces

•

All intellectual property held by Ultimate Energy.

•

All equipment held by Ultimate Energy and necessary for the operation of the Business.

•

All right, title and interest to the domain names "GrowthStarLED.com"; "MCOBGrowlights.com"; "IndoorJungle.ca"; "LEDCanada.com" (and any geographic derivatives of this domain name, for example "LEDAlberta.com") and to each of their associated websites and the content contained therein.

•

All right, title and interest to the name "GrowthStar" and "Ultimate Energy Canada", and any logos or brands associated with that name.

•

All documentation and sales records maintained by Ultimate Energy in connection with the Business, including all customer lists and goodwill of Ultimate Energy with respect to the Business.

•

All received but unfilled sales orders received by Ultimate Energy, and from which the Purchaser will be entitled to all revenue associated with, including any sales orders received through the website and domain name "LEDCanada.com".

•

All sales orders received by Ultimate Energy following the Effective Date, and from which the Purchaser will be entitled to all revenue associated with, including any sales orders received through the website and domain name "LEDCanada.com".

•

All accounts receivable held by Ultimate Energy as of the Effective Date, and which may be accrued following the Effective Date, including any sales orders received through the website and domain name "LEDCanada.com".

Excluded Assets

•

All cash, and securities, include all cash balances in the accounts of Ultimate Energy.

Schedule "B"

EMPLOYMENT AGREEMENT